EXHIBIT 23.1








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 for Penge Corp., of our report dated July 9, 2004, except for Note 18, as to which the date is October 21, 2004, relating to the June 30, 2004 and 2003 financial statements of Penge Corp., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".




/S/ PRITCHETT, SILER & HARDY, P.C.
----------------------------------
PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
January 14, 2005